UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On December 10, 2019, Evolution Petroleum Corporation, a Nevada corporation (the "Company"), held its 2019 Annual Meeting of Stockholders (the "Annual Meeting") in Houston, Texas at the Company’s principal executive offices. The stockholders of the Company considered and voted upon the four proposals listed below, each of which is more fully described in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 28, 2019. Holders of 30,425,634 shares of common stock of the Company, representing approximately 92% of the Company's 32,935,424 issued and outstanding shares of common stock as of the October 14, 2019 record date, were present in person or by proxy at the Annual Meeting, which constituted a quorum for such meeting. The final voting results with respect to each of the proposals is set forth below.
Proposal 1. The Company's stockholders elected five directors, each to serve a one-year term until the 2020 Annual Meeting of Stockholders, or until their respective successors are elected and qualified. The results of the voting for each nominee were as follows:

Name of the Nominee	For	% of Voted*	Withheld	Broker Non-Votes
Edward J. DiPaolo	23,525,380	92.2%	2,003,288	4,896,966
William E. Dozier	24,150,634	94.6%	1,378,034	4,896,966
Robert S. Herlin	24,657,797	96.6%	870,871	4,896,966
Kelly W. Loyd	24,522,896	96.1%	1,005,772	4,896,966
Marran H. Ogilvie	25,023,667	98.0%	505,001	4,896,966
 No other person received any votes.
Proposal 2. The stockholders ratified the appointment of Moss Adams LLP, as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2020.  The voting results were as follows:

For	% of Voted*	Against	Abstain	Broker Non-Votes
30,141,403	99.1%	220,027	64,204	—
Proposal 3. The stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	% of Voted*	Against	Abstain	Broker Non-Votes
24,922,013	97.6%	472,955	133,700	4,896,966
Proposal 4. The stockholders approved, on a non-binding advisory basis, holding a non-binding advisory vote on the compensation of the Company's named executive officers every one year. The voting results were as follows:

One year	Two years	Three years	Abstain	Broker Non-Votes
15,536,696	280,315	9,623,085	88,572	4,896,966
Based upon the results of the stockholder vote on Proposal 4, the Company intends to submit to its stockholders a non-binding advisory vote on executive compensation at its annual meeting every year until the next advisory vote on the frequency of stockholder voting on executive compensation.

* Any broker non-votes count toward the determination of a quorum for the Annual Meeting, but are excluded from the denominator in the calculation of the percentage of shares voting. Abstentions are counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and have the same effect as negative votes. Broker non-votes are not counted as votes cast, and therefore they have no effect on the outcome of the matters presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: December 12, 2019	By:	/s/ DAVID JOE
	Name:	David Joe
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

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